UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 9, 2017
(Date of earliest event reported)

CA, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

1-9247 (Commission File Number)	13-2857434 (IRS Employer Identification No.)

520 Madison Avenue New York, New York (Address of principal executive offices)	10022 (Zip Code)
(800) 225-5224
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On August 11, 2017, CA, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Initial 8-K”) to report the final voting results of the Company’s Annual Meeting of Stockholders on August 9, 2017 (the “2017 Annual Meeting”). The sole purpose of this Form 8-K/A is to amend the Initial 8-K to disclose, pursuant to Item 5.07(d) of Form 8-K, the decision of the Board of Directors of the Company regarding the frequency of future advisory votes on compensation of its named executive officers.

Item 5.07    Submission of Matters to a Vote of Security Holders.

In accordance with the Board of Directors’ recommendation, a majority of the votes cast by stockholders, on an advisory basis, at the 2017 Annual Meeting were in favor of an annual advisory vote on compensation of the Company’s named executive officers. Therefore, the Board of Directors has determined that the Company will include a stockholder advisory vote on compensation of its named executive officers in its proxy materials annually until the next advisory vote on the frequency of the advisory vote on compensation of the Company’s named executive officers, which will occur no later than the Company’s 2023 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, Inc.

Date:	October 27, 2017	By:	/s/ Michael C. Bisignano
Michael C. Bisignano
Executive Vice President, General Counsel and Corporate Secretary